UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012 (May 25, 2012)

BlackRock, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 810-5300

(Former name or former address, if changed since last report.)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

Pursuant to the previously described Termination Agreement, dated May 21, 2012, with Barclays Bank PLC (“Barclays”) and two of its subsidiaries (collectively, the “Barclays Parties”), as a result of the Secondary Offering and Repurchase (each as defined herein), as of May 29, 2012, (1) the Stockholder Agreement (the “Barclays Stockholder Agreement”), dated as of December 1, 2009 that was entered into among BlackRock, Inc. (the “Company”) and the Barclays Parties, terminated and (2) the Barclays Parties no longer have registration rights with respect to our capital stock pursuant to the Registration Rights Agreement (the “Barclays Registration Rights Agreement”), dated as of December 1, 2009 that was entered into among BlackRock and certain of the Barclays Parties.

         Each of the Barclays Stockholder Agreement and Barclays Registration Rights Agreement are described in, and are filed in Exhibits 10.1 and 10.3 respectively to, the Company's Current Report on Form 8-K filed December 3, 2009 with the Securities and Exchange Commission and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

On May 25, 2012, the Company completed the offering (the “Notes Offering”) of $750 million aggregate principal amount of its 1.375% Notes due 2015 and $750 million aggregate principal amount of its 3.375% Notes due 2022 (collectively, the “Notes”).  The Notes were issued pursuant to the Senior Indenture, dated as of September 17, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Indenture”).

At any time and from time to time, the Company may redeem the Notes at a “make-whole” redemption price (as defined in each of the respective Notes). In the case of any such redemption, the Company will also pay accrued and unpaid interest, if any, to the redemption date.

Each of the following constitutes an event of default under the Indenture: (1) failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; (2) failure to pay any principal when due of such series at its maturity; (3) failure to observe or perform any other covenants or agreements of the Company with respect to such debt securities for 60 days after the Company receives notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization.

The Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Notes, forms of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

On May 29, 2012, the Company completed the previously announced secondary offering (the “Secondary Offering”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock issuable upon the conversion of the Company’s Series B Convertible Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and its $1 billion repurchase (the “Repurchase”) of Common Stock and Series B Preferred Stock from affiliates of Barclays.  Following the completion of the Secondary Offering and the Repurchase, the Company issued 2,000,000 shares of Common Stock to PNC Bancorp, Inc. (“PNC Bancorp”) for an equal number of shares of Series B Preferred Stock pursuant to the Exchange Agreement (the “PNC Exchange Agreement”), dated May 21, 2012, by and among the Company, PNC Bancorp and The PNC Financial Services Group, Inc. in a private exchange for which no commission or other remuneration has been paid or given for soliciting such exchange in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended.

The foregoing summary of the PNC Exchange Agreement is qualified by reference to the full text of the PNC Exchange Agreement, a copy of which is in Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 23, 2012 with the Securities and Exchange Commission and incorporated herein by reference.

Following the completion of the Secondary Offering and the Repurchase, Barclays and its affiliates do not own any shares of the Company’s capital stock.  As a result, the Company’s previously announced private exchange with Barclays pursuant to the Exchange Agreement, dated May 21, 2012, between the Company and Barclays, was not required to be consummated.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 29, 2012, Robert E. Diamond, Jr. resigned from the board of directors of the Company in connection with the Secondary Offering and the Repurchase.

Item 8.01  Other Events.

In connection with the Notes Offering, the Company is filing the computation of Ratio of Earnings to Fixed Charges in Exhibits 12.1 and 12.2 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
4.1	Form of Note for the 1.375% Notes due 2015.
4.2	Form of Note for the 3.375% Notes due 2022.
12.1	Computation of Ratio of Earnings to Fixed Charges as filed on May 9, 2012 as Exhibit 12.1 to the BlackRock, Inc. Form 10-Q for the period ended March 31, 2012 (incorporated herein by reference).
12.2	Computation of Ratio of Earnings to Fixed Charges to give effect to the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Name:	Daniel R. Waltcher
Title	Managing Director and Deputy General Counsel

Date: May 30, 2012

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Note for the 1.375% Notes due 2015.
4.2	Form of Note for the 3.375% Notes due 2022.
12.1	Computation of Ratio of Earnings to Fixed Charges as filed on May 9, 2012 as Exhibit 12.1 to the BlackRock, Inc. Form 10-Q for the period ended March 31, 2012 (incorporated herein by reference).
12.2	Computation of Ratio of Earnings to Fixed Charges to give effect to the Notes Offering.